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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 6, 2003
Date of Report (Date of earliest event reported)

iParty Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25507 (Commission File Number)	76-0547750 (I.R.S. Employer Identification No.)
1457 VFW Parkway, West Roxbury MA (Address of principal executive offices)		02132 (Zip Code)

Registrant's telephone number, including area code: (617) 323-0822

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(99.1)    Press release, dated May 6, 2003, issued by iParty Corp.

Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, Regulation FD Disclosure, and Item 12, Disclosure of Results of Operations and Financial Condition.

On May 6, 2003, iParty Corp. (IPT) issued a press release setting forth IPT's first quarter 2003 earnings. A copy of IPT's press release is attached hereto as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPARTY CORP.
Date: May 6, 2003	By:	/s/ SAL PERISANO Sal Perisano Chief Executive Officer
Date: May 6, 2003	By:	/s/ PATRICK FARRELL Patrick Farrell President & Chief Financial Officer

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SIGNATURE